UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): December 29, 2005


                           FIRSTFED FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)



      Delaware                1-9566                        95-4087449
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



  401 Wilshire Boulevard, Santa Monica, California,               90401-1490
      (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code: (310) 319-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                           Total number of pages is 4
                         Index to Exhibits is on page 3.

Item 8.01   Other Events

      On December 29, 2005, the Registrant issued a press release  announcing
its private placement   of  $50   million  of   fixed/floating   rate  senior
debentures. The debentures have a rate of 6.23% for the first five years, and a ten year maturity. The full text of the press release, issued pursuant to Rule 135c of the Securities Act of 1933, as amended (the 1933
Act), is filed as Exhibit 99.1 to this Form 8-K.

      The securities described in the press release will not be registered under the 1933 Act, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the 1933 Act and applicable state securities laws. This Form 8-K does not constitute an offer to sell these securities nor is it a solicitation of an offer to purchase these securities.


Exhibit 99.1  Press Release dated December 29, 2005

                            S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            FIRSTFED FINANCIAL CORP.


Dated: December 29, 2005                        By:  /s/ Douglas J. Goddard
                                                         ------------------

                                                         Douglas J. Goddard
                                                         Chief Financial Officer

                                INDEX TO EXHIBITS



      Item                                                        Page

      99.1  Press Release dated December 29, 2005                 4

Contact: Douglas Goddard, Executive Vice President
(310) 319-6014


                                  EXHIBIT 99.1

FIRSTFED ANNOUNCES PROPOSED $50 MILLION SENIOR DEBENTURES OFFERING


      Santa Monica, California, December 29, 2005 -- FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced that it has sold $50 million of fixed/floating rate senior debentures due 2016 (the "Debentures") to qualified institutional buyers. The debentures have a rate of 6.23% for the first five years, and a ten year maturity. The issuance is exempt from registration and eligible for transfer pursuant to Rule 144A under the Securities Act of 1933, as amended.

      The Company plans to use the net proceeds from this offering to support the growth of the Company's subsidiary, First Federal Bank of California and for general corporate purposes.

      The Debentures have not been registered under the Securities Act of 1933 or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. The Debentures may only be offered or sold to accredited investors under an exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended, and pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

      This news release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. All statements, other than statements of historical facts, included in the press release that address future activities, events or developments, including such things as the Company's ability to complete the above-described private placement on a timely basis, if at all, or on terms and conditions acceptable to the Company, capital expenditures and expansion and growth of the Company's subsidiary business and operations, are forward looking statements. These forward-looking statements are subject to various factors, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to, the possibility that the transaction discussed herein may not close and general economic, market or business conditions as well as other factors which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions as to future business strategies and decisions that are subject to change. The Company makes no guarantees or promises regarding future results and assumes no responsibility to update such forward-looking statements. All of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company, including the completion of the sale of any securities pursuant to the private placement, will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.